UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

FVCBankcorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FVCBankcorp, Inc.
11325 Random Hills Road, Suite 240
Fairfax, Virginia 22030
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 18, 2022
To the Shareholders:
The Annual Meeting of Shareholders of FVCBankcorp, Inc. (the “Company”) will be held on May 18, 2022 at 4:30 p.m. Eastern Time for the following purposes:
(1)
To elect thirteen (13) persons as directors of the Company for a one year term extending until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified;

(2)
To consider and approve the proposed amendment to the Company’s Amended and Restated 2008 Stock Plan to increase the number of shares available for issuance under the plan by 200,000 shares;

(3)
To ratify the appointment of Yount, Hyde & Barbour, P.C., as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2022; and

(4)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The meeting will be a virtual meeting held online only at www.meetnow.global/MYJ74GH. There will not be a physical meeting which you may attend. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting the website. You will be required to enter the control number found on your proxy card or the voting instruction form you received from your bank, broker or other nominee holder in order to vote your shares during the meeting or submit questions.
Shareholders of record as of the close of business on March 24, 2022 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.
By Order of the Board of Directors
Secretary
April 8, 2022
Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting virtually through the webcast. No postage is required if mailed in the United States in the enclosed envelope. If you attend the meeting virtually through the webcast, you may, if you desire, revoke your proxy and vote your shares. If your shares are not registered in your name, you may need additional documentation from your recordholder, such as a broker, bank or other nominee, in order to vote your shares through the webcast.

FVCBankcorp, Inc.
11325 Random Hills Road, Suite 240
Fairfax, Virginia 22030

ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement

INTRODUCTION
This proxy statement is being sent to shareholders of FVCBankcorp, Inc., a Virginia corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 4:30 p.m. Eastern Time on May 18, 2022, and at any adjournment or postponement of the meeting. The purposes of the meeting are:
(1)
To elect thirteen (13) persons as directors of the Company for a one year term extending until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified;

(2)
To consider and approve the proposed amendment to the Company’s Amended and Restated 2008 Stock Plan to increase the number of shares available for issuance under the plan by 200,000 shares;

(3)
To ratify the appointment of Yount, Hyde & Barbour, P.C., as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2021; and

(4)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The meeting will be a virtual meeting held online only at www.meetnow.global/MYJ74GH. There will not be a physical meeting which you may attend. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting the website. You will be required to enter the control number found on your proxy card or the voting instruction form you received from your bank, broker or other nominee holder in order to vote your shares during the meeting or submit questions.
This proxy statement and proxy card are being sent to shareholders of the Company on or about April 8, 2022. A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, which includes our audited consolidated financial statements, also accompanies this proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 18, 2022
The proxy statement and the Company’s annual report on Form 10-K are available at
www.investorvote.com/FVCB

VOTING RIGHTS AND PROXIES
Voting Rights
Only shareholders of record at the close of business on March 24, 2022 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, there were 13,939,015 shares of our common stock, par value $0.01 per share, outstanding, held by approximately 452 shareholders of record and 1,209 beneficial shareholders. The common stock is the only class of the Company’s stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence at the meeting, in person through participation in the webcast, or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.
Proxies
Properly executed proxies which are received by the Company in time to be voted at the meeting will be voted as specified by the shareholder giving the proxy. In the absence of specific instructions, proxies received will be voted FOR the election of each of the nominees for election as directors, FOR the approval of the amendment to the Amended and Restated 2008 Stock Plan to increase the number of shares available for issuance under the plan by 200,000 shares and FOR the ratification of the appointment of the Company’s independent registered public accounting firm. Management does not know of any matters other than that described in this proxy statement that will be brought before the meeting. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.
The inspectors of election appointed by the Board of Directors for the meeting will determine the existence of a quorum and will tabulate the votes cast during the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker, bank or other nominee holder (collectively, a “broker”) indicates that it does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter. Under the rules of the New York Stock Exchange applicable to its member firms, such firms will not vote shares on the election of directors and on the amendment to the Amended and Restated 2008 Stock Plan unless they receive instructions from the beneficial owners of the shares they hold. If you hold your shares through a broker, it is extremely important that you instruct the broker how to vote your shares.
It is important that you vote. If your shares are held through a broker, your broker will not vote your shares on important matters if you do not provide them with voting instructions.
Please sign, date, mark, and promptly return the enclosed proxy in the postage-paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:
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by granting a later proxy with respect to the same shares; or

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by delivering written notice to the Secretary of FVCBankcorp, Inc., at 11325 Random Hills Road, Suite 240, Fairfax, Virginia 22030, prior to the proxy being voted; or

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by voting online during the virtual meeting.

Participation in the virtual meeting will not, in itself, revoke a proxy. If your shares are held in the name of your broker, please see the voting form provided by your broker for additional information regarding the voting of your shares.
Many shareholders whose shares are held through a broker will have the option to submit their proxies or voting instructions electronically through the internet or by telephone. Shareholders should check the voting form or instructions provided by their broker to see which options are available. To revoke a proxy or voting instruction previously submitted electronically, a shareholder may simply submit a new proxy or voting instruction at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy or instruction will be recorded and the earlier proxy or instruction will be revoked. Please note that your broker may have an earlier deadline for submission of voting instructions than the Company has for the submission of proxies.
The enclosed proxy is being solicited on behalf of the Board of Directors of the Company. The cost of this proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally by telephone, email or other electronic means of communication, by officers, regular employees or directors of the Company, who will not be compensated for any such services. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. The Company has retained Georgeson Inc., a professional proxy solicitor, for a fee of approximately $12,000, to assist it with the solicitation of proxies.
Shareholders, banks and brokers may contact Georgeson, Inc. toll free at 1-866-828-4304.

OWNERSHIP OF COMPANY SECURITIES
Security Ownership of Directors, Executive Officers and Certain Beneficial Owners
The following table sets forth information about the beneficial ownership of our common stock as of March 24, 2022, for:
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each of our directors and named executive officers individually;

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all of our directors and executive officers as a group; and

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each person known to us to be the beneficial owner of more than 5% of our common stock;

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to equity awards within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our common stock shown as beneficially owned by the beneficial owner.
The percentage of beneficial ownership is based on 13,939,015 shares of common stock outstanding at March 24, 2022.
Name(1)	Common Stock Beneficially Owned	Exercisable Options Included in Common Stock Beneficially Owned	Percentage of Class
Directors Morton A. Bender	750,097	—	5.38%
Patricia A. Ferrick(2)	196,027	115,623	1.39%
L. Burwell Gunn	122,810	88,670	*
Meena Krishnan	15,020	—	*
Scott Laughlin	176,843	74,999	1.26%
Thomas L. Patterson	208,520	74,999	1.49%
David W. Pijor(2)	618,740	302,733	4.34%
Devin Satz	177,879	74,999	1.27%
Lawrence W. Schwartz	115,815	74,999	*
Sidney G. Simmonds	102,725	74,999	*
Daniel M. Testa	227,333	84,764	1.62%
Philip R. Wills III	275,723	74,999	1.97%
Steven M. Wiltse	24,825	—	*
Named Executive Officers who are not Directors William G. Byers	93,389	71,483	*
All directors and executive officers of the Company as a group (18 persons)	3,329,613	1,239,959	21.94%
Five percent shareholders
Nino R. Vaghi(3)	785,494	—	5.64%
Endeavor Capital Advisors, Inc.(4)	830,865	—	5.96%

*
Percentage ownership is less than one percent of the outstanding shares of common stock.

(1)
Except for Mr. Vaghi and Endeavor Capital Advisors, Inc., the business address of each named person is c/o FVCBankcorp, Inc., 11325 Random Hills Road, Suite 240, Fairfax, Virginia 22030.

(2)
Mr. Pijor and Mrs. Ferrick are also named executive officers.

(3)
Based solely upon information reported in a Schedule 13G filed with the SEC on October 2, 2018 by Nino R. Vaghi Foundation, Nino R. Vaghi Revocable Trust and Nino R. Vaghi. The address of each of Mr. Vaghi, the trust and the foundation is 4225 Dresden Street, Kensington, Maryland 20895.

(4)
Based upon information reported in a Schedule 13G/A filed with the SEC on February 14, 2022 by Endeavor Capital Advisors, Inc., Laurence M. Austin, Mitchell J. Katz, and Jonah Marcus. The address of each of the filers is Endeavor Capital Advisors, Inc. 410 Greenwich Avenue, Greenwich, Connecticut 06830.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who beneficially own more than 10% of the outstanding shares of common stock, to file with the SEC, reports of ownership and changes in ownership of shares of common stock. We assist our directors and officers in this process. Based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the year ended December 31, 2021, we are not aware of any failure of any person to comply with the requirements of Section 16(a). There were no beneficial owners of more than 10% of our common stock of which the Company was aware during the year ended December 31, 2021.

PROPOSAL 1
ELECTION OF DIRECTORS
The Governance and Nominating Committee of the Board of Directors recommended to the Board of Directors and the Board of Directors nominated the nominees for election as directors. Thirteen (13) directors will be elected at the meeting for a one year period until the 2023 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. Each of the nominees for election as director currently serves as a director.
Vote Required and Recommendation of the Board of Directors.   Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as directors in the order of the number of votes received.
The following information sets forth the names, ages, principal occupations and business experience for the past five years for all nominees and incumbent directors, as well as the particular experience, qualifications, attributes or skills that led the Board to conclude that each should serve as a director.
Morton A. Bender, 89, joined as a director in October 2018 as a result of the Company’s acquisition of Colombo Bank (“Colombo”), where he served as Chairman, President and principal owner. Mr. Bender, retired from active employment, is also a real estate developer, investor and philanthropist. As a director, Mr. Bender brings extensive experience in real estate, investment and general business matters with strong ties to the Washington, D.C. area business community. Mr. Bender had been a director of Colombo from 2002 until it was acquired by the Company in October 2018 and was a director of Independence Federal Savings Bank and was the majority stockholder of Independence Federal Savings Bank prior to its merger with Colombo in November 2013.
Patricia A. Ferrick, 59, has served as director and President of the Company and its wholly owned subsidiary, FVCbank (the “Bank”) since June 2017, and previously served as Executive Vice President and Chief Financial Officer since the Bank’s organization in 2007. Prior to joining the Bank, Ms. Ferrick served as Executive Vice President and Chief Financial Officer at both Potomac Bank of Virginia (2004-2006) and Southern Financial Bancorp, Inc. (2000-2004). Ms. Ferrick worked for KPMG (formerly Peat Marwick) as an auditor and obtained her CPA license before serving as an internal auditor and later controller at various banks in the Washington, D.C. area. Ms. Ferrick has served as a director of the Virginia Hospital Center Medical Brigade since July 2020 and a director of the Virginia Bankers Association’s Management Services, Inc. (VBA MSI) since 2020. Ms. Ferrick served as a director of Ronald McDonald House Charities of Washington, D.C. from 2011 to 2017, and served as a director of the Virginia Association of Community Banks from 2017 to 2018.
L. Burwell Gunn, 76, is currently the Vice Chairman of the Board of Directors, and served as President and Vice Chairman of the Board of Directors from 2008 to 2014 and as Chief Operations Officer from 2008 until his retirement in 2014. Mr. Gunn is also the Lead Director of the Board of Directors and has served in that role since it was established in 2018. Prior to joining the Bank, he was Senior Vice President, Senior Lender and Not for Profit Division Head at Commerce Bank from 2005 to 2008 and Managing Director for Provident Bank for Metro Washington and Richmond from 2002 to 2005. Mr. Gunn founded Cardinal Financial Corporation, and has held various other senior commercial lending positions. Mr. Gunn has over 44 years of banking experience.
Meena Krishnan, 59, joined as a director in January 2021. Ms. Krishnan serves as President and Chief Executive Officer of Inoventures, LLC, since her founding the company in 2014. Inoventures, LLC is a business analytics firm headquartered in McLean, Virginia that assists government and commercial customers with big data, software, system integration, and cloud migration services. Since 2018, Ms. Krishnan has also served as President and Chief Executive Officer of SciMetrika, LLC, a health information technology company that is a subsidiary of Inoventures, LLC.

Scott Laughlin, 53, has served as a director since 2010. Mr. Laughlin has served as a board member of Arlington-based LM&O Advertising since 2002 and has been an executive of LM&O Advertising since 2008. From 2013 to 2016, Mr. Laughlin served as venture partner with Ardent Capital, a private equity firm focused on investments in Southeast Asia. He is an entrepreneur and venture investor who has participated in several notable emerging technology company successes, including LinkExchange, Zappos.com, Xythos Software and TellMe Networks.
Thomas L. Patterson, 70, has served as a director since the organization of the Bank in 2007. Mr. Patterson practiced commercial and real estate law and general business law in Virginia, Maryland, and the District of Columbia for over 30 years until his retirement in 2010. Mr. Patterson was an organizing director, board member and member of the audit committee of James Monroe Bank from 1998 until its sale to Mercantile Bankshares Corporation in 2006.
David W. Pijor, 69, has served as Chairman and Chief Executive Officer since the organization of the Bank in 2007, and also served as President from 2014 to 2017. Mr. Pijor was the founding Chairman of the Board of Directors of James Monroe Bank and was instrumental in guiding James Monroe Bank through all stages of its successful history, from its initial organization through its sale to Mercantile Bankshares Corporation. Prior to becoming Chairman and Chief Executive Officer, Mr. Pijor was an attorney practicing corporate and tax law in Fairfax, Virginia for over 30 years.
Devin Satz, 68, has served as a director since the organization of the Bank in 2007. Mr. Satz, currently retired, was the founder and, until its sale to IMS Health Incorporated in 2005, the President and Chief Executive Officer of Synchronous Knowledge, Inc., a health service research company analyzing electronic medical records for, among other clients, the U.S. Air Force. In 2016, Mr. Satz cofounded Drey Capital Group LLC to make the benefits of captive insurance available to small and mid-sized businesses.
Lawrence W. Schwartz, 67, has served as a director since the organization of the Bank in 2007. Mr. Schwartz is a certified public accountant who has operated CPA firms since 1984, and has been a partner with PBMares LLP, an accounting and business advisory firm, and its predecessor firms since 2013, until his retirement in 2020. Mr. Schwartz was a founding director and Chair of the audit committee for BankAnnapolis from 1990 until its sale in 2013. He also served from 1997 to 2014 as an adjunct professor of accountancy at George Washington University.
Sidney G. Simmonds, 65, joined the Board of Directors in 2012 in connection with Bank’s October 2012 acquisition of 1st Commonwealth Bank of Virginia, where he was Chairman of the Board of Directors. Mr. Simmonds has been the President of Simmonds & Klima, Ltd., a Certified Public Accounting and business consulting firm in Arlington, Virginia since 1981.
Daniel M. Testa, 75, has served as a director since the organization of the Bank in 2007. Mr. Testa was previously the owner, President and Chief Executive Officer of TCI, a leading full service voice and data systems integration company, serving the Washington, D.C. metropolitan area since 1980 until its sale in 2016 and has since served as a consultant for TCI’s executive team. Mr. Testa has been the Chairman and Chief Executive Officer of People 2 People of D.C., LLC, an Executive Level Networking/Consulting firm since 2015.
Philip R. Wills, III (“Trey”), 55, has served as a director since 2010. Mr. Wills is a third generation real estate developer based in the Washington, D.C. metro area with Wills Companies where he has been Principal since its formation in 1992. Mr. Wills brings more than 30 years of real estate knowledge to the Bank. His broad range of expertise includes project financing, land development, property sales and acquisitions, leasing, property management and construction management, across all market segments.
Steven M. Wiltse, CPA, 65, has served as a director since 2017. Mr. Wiltse has been a retired partner of BDO USA, LLP since 2014 and previously was a partner with the public accounting firm Argy, Wiltse, Robinson, P.C., from its organization in 1991 until to its acquisition by BDO USA, LLP in November 2012. He served as a board member of Cardinal Bank from 2012 until 2017 when it was acquired by United Bank, and was also a director of EagleBank from 2010 to 2011.
The Board of Directors recommends that shareholders vote FOR each of the nominees for election to the Board of Directors.

EXECUTIVE OFFICERS
The following information set forth the names, ages, principal occupations and business experience for the past five years for all executive officers who are not also directors. See “Proposal 1 — Election of Directors” for information concerning Mr. Pijor and Ms. Ferrick.
Name	Age	Position
William G. Byers	60	Chief Lending Officer and Executive Vice President of the Company and the Bank
Jennifer L. Deacon	47	Chief Financial Officer and Executive Vice President of Company and the Bank
B. Todd Dempsey	64	Chief Operating Officer and Executive Vice President of Company and the Bank
Sharon L. Jackson	62	Chief Banking Officer and Executive Vice President of the Bank
Michael G. Nassy	47	Chief Credit Officer and Executive Vice President of the Company and the Bank
Background and Experience of Executive Officers
William G. Byers serves as Executive Vice President and Chief Lending Officer of the Company and the Bank. Prior to joining the Bank in 2011, Mr. Byers worked with Middleburg Bank, Wachovia Bank and Citibank in the area of commercial real estate finance. Mr. Byers serves as a director of Loudoun Water.
Jennifer L. Deacon has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since 2017. Prior to joining the Company, she served as Executive Vice President and Chief Accounting Officer of Cardinal Financial Corporation, and its subsidiary, Cardinal Bank since June 2013. Ms. Deacon served in progressively senior roles at Cardinal Bank since joining that institution in 1998. Ms. Deacon is a licensed CPA.
B. Todd Dempsey currently serves as Executive Vice President and Chief Operating Officer of the Company and the Bank. A founding officer of the Bank, Mr. Dempsey oversees the support functions of the Bank including IT, deposit operations, loan operations and facilities management. During his 42 year banking career, Dempsey served in various management and credit related functions, including as Senior Vice President, at United Bank.
Sharon L. Jackson currently serves as Executive Vice President and Chief Banking Officer of the Company and the Bank, leading the retail, digital banking, business development and cash management teams. Prior to joining the Bank in 2016, Ms. Jackson held various positions with Virginia financial institutions but most recently served as Executive Vice President, Director of Business Development for MainStreet Bank from 2009 until 2016. She currently serves on the board of directors of the Central Fairfax Chamber of Commerce and on the board of Foundation Fighting Blindness. Ms. Jackson is a graduate of University of Virginia Bankers School of Bank Management and ICBA Executive Leadership Program.
Michael G. Nassy serves as Chief Credit Officer and Executive Vice President of the Company and the Bank. Prior to joining the Bank in 2012, Mr. Nassy worked at City First Bank of D.C. N.A., National Cooperative Bank, and Wachovia Bank. Mr. Nassy is responsible for setting the credit culture for the Bank and overseeing all credit-related activities and loan policies and procedures. Mr. Nassy serves as an honorary board member for N Street Village and Chairman and board member for The Risk Management Association.

CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS
General
The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
Board Leadership Structure
Our Board of Directors does not have a policy requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. It is our Board’s view that rather than having a rigid policy, our Board of Directors, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Since our formation, the positions of Chairman and Chief Executive Officer have been combined and held by Mr. Pijor. We believe this Board leadership structure is the most appropriate because of the efficiencies achieved in having the role of Chairman and Chief Executive Officer combined, and because the detailed knowledge of our business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the Board of Directors as a whole. Mr. Pijor is not considered to be “independent” under the listing requirements of The Nasdaq Stock Market, LLC (“Nasdaq”).
Because the Chairman of the Board is not an independent director, we have a separate lead independent director who organizes and presides at sessions of our independent directors. Currently, Mr. Gunn serves as our lead independent director. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Mr. Pijor present.
Board Oversight of Risk Management
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. As a financial institution, the very nature of the Company’s business involves the oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance, model and other risks. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks we face.
Our full Board of Directors oversees our risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our full Board of Directors also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management. The Audit Committee of our Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of our Board of Directors has primary responsibility for, among other things, reviewing and recommending compensation arrangements with our Chief Executive Officer and other executive officers; administering equity compensation plans; and reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers. The Governance and Nominating Committee of our Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.
Our executive management team is responsible for implementing and reporting to our Board of Directors regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our executive management team is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with the members of our executive management team having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.
Director Independence
Under the rules of Nasdaq, a majority of the members of the Board of Directors must be “independent directors.” The rules of Nasdaq, as well as those of the SEC, impose several requirements with respect to the independence of our directors. Our Board of Directors has affirmatively determined that each director, other than Mr. Pijor and Ms. Ferrick, is an “independent director” as that term is defined in Rule 5605(a)(2) of the Nasdaq rules. The Board of Directors has also determined that the members of the Audit Committee and Compensation Committee are independent under the heightened standards of independence required by Sections 5605(c)(2)(A) and 5605(d)(2)(A), respectively, of the Nasdaq rules. In making these determinations, the Board of Directors considered the banking relationships with directors and their related interests which we enter into in the ordinary course of our business, the arrangements which are disclosed under “Executive Compensation—Certain Relationships and Related Transactions,” and the compensation arrangements described under “Executive Compensation” and “Director Compensation.”
Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow. Our code of business conduct and ethics is available on our website at www.fvcbank.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by Nasdaq rules.
Meeting Attendance
Board and Committee Meetings
The Board of Directors holds regular meetings each year, including an annual meeting. During 2021, the Board of Directors held 12 regular meetings and six special meetings. Each director attended at least 75% of the aggregate of the 2021 meetings of the Board of Directors and its committees on which he or she served.
Executive Sessions
Independent directors meet periodically outside of regularly scheduled Board meetings. L. Burwell Gunn serves as our Lead Director and oversees the meetings. The Independent directors met once during 2021.
Annual Meeting of Shareholders
We encourage the members of our Board of Directors to attend the Annual Meeting of Shareholders. Eight of the 13 directors then in office attended last year’s Annual Meeting of Shareholders, which was held in a virtual format.
Board Committees
Our Board of Directors has established three standing committees in connection with the discharge of its responsibilities — the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. These committees perform the same functions for the Bank. Our Board of Directors also maintains the authority to appoint additional committees to perform certain management and administrative functions. Our board has adopted written charters for each of these committees, a copies of which are available on our website at www.fvcbank.com. As necessary from time to time, special committees may be established by our Board of Directors to address particular issues.
Audit Committee.   Our Audit Committee consists of Messrs. Laughlin, Schwartz (Chair) and Simmonds, each of whom is a nonemployee member of our Board of Directors. Our Audit Committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; selecting our independent public accounting firm and assessing its qualifications, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all audit and permissible non-audit services performed by the independent accounting firm; assisting our Board in ensuring compliance with laws, regulations, policies and procedures; and overseeing the effectiveness of our risk management structure and systems. The Audit Committee has the authority to retain special counsel and other advisors to assist in carrying out its responsibilities.
Our Board of Directors has affirmatively determined that each of Messrs. Laughlin, Schwartz and Simmonds satisfies the requirements for independence as an audit committee member and that all satisfy the requirement for financial literacy under the rules and regulations of Nasdaq and the SEC. Mr. Schwartz qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq. The Audit Committee met eleven times during the year ended December 31, 2021.
Compensation Committee.   Our Compensation Committee consists of Messrs. Patterson, Testa (Chair) and Wills, each of whom is a nonemployee member of our Board of Directors. The committee is responsible for, among other things, reviewing and determining compensation arrangements with our Chief Executive Officer and other executive officers; administering equity compensation plans; and reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. The Compensation Committee has retained the services of an independent compensation consultant, Compensation Advisors, to review executive compensation benchmarking, peer review and provide a recommendation with respect to our executive compensation. The Compensation Committee reviews and determines to the Board of Directors the compensation for all of our executive officers.
Our Board of Directors has affirmatively determined that each of Messrs. Patterson, Testa and Wills satisfies the requirements for independence under the rules of Nasdaq and the SEC, and as a “non-employee director” for purposes of the Exchange Act Rule 16b-3. The Compensation Committee met three times during the year ended December 31, 2021.
Governance and Nominating Committee.   Our Governance and Nominating Committee consists of Messrs. Gunn (Chair), Testa and Wiltse, each of whom is a nonemployee member of our Board of Directors. The committee is responsible for, among other things, identifying and recommending to our Board of Directors qualified individuals to become directors; recommending candidates for election to our Board to fill vacancies; and assisting our Board in establishing and maintaining effective corporate governance practices. The Nominating Committee has the authority to retain special counsel and other advisors to assist in carrying out its responsibilities.
Our Board of Directors has affirmatively determined that each of Messrs. Gunn, Testa and Wiltse satisfies the requirements for independence under the rules of Nasdaq and the SEC for purposes of nominating committee service. The Governance and Nominating Committee met once during 2021.
Board Diversity
The Company’s Board of Directors is currently composed of 13 individuals.
We believe different points of view brought through diverse representation leads to better business performance, decision making, and understanding of the needs of our customers, employees, and shareholders. In addition to industry experience and professional expertise as described above, the Board values representation that reflects diversity in other important categories, including gender, age, and race/ethnicity, as well veteran status, sexual orientation and geography.
Board Diversity Matrix(1) as of April 8, 2022
Total Number of Directors			13
Part I: Gender Identify	Female	Male	Did Not Disclose Gender
Directors	2	9	2
Part II: Demographic Background
Asian	1
White	1	9
Did Not Disclose Demographic Background			2

(1)
Per Nasdaq’s board diversity requirements, inapplicable categories have been omitted.

Director Compensation
The following table sets forth information regarding compensation paid to non-employee directors of the Company during the year ended December 31, 2021 for service as members of our Board of Directors and committees. Members of the Board of Directors who are employees do not receive additional cash compensation for service on the Board of Directors.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Morton A. Bender	$53,117	$34,980	$—	$88,097
L. Burwell Gunn	64,067	34,980	—	99,047
Meena Krishnan(2)	49,700	—	—	49,700
Scott Laughlin	58,167	34,980	—	93,147
Thomas L. Patterson	65,067	34,980	—	100,047
Devin Satz	54,867	34,980	—	89,847
Lawrence W. Schwartz	67,967	34,980	—	102,947
Sidney G. Simmonds	56,417	34,980	—	91,397
Daniel M. Testa	56,067	34,980	—	91,047
Philip R. Wills, III	58,167	34,980	—	93,147
Steven M. Wiltse	63,567	34,980	—	98,547

(1)
Represents the grant date fair value of 2,000 restricted stock units awarded during 2021 in recognition of their service during 2020, based on the closing price for the common stock of $17.49 on March 26, 2021. The awards vest in four substantially equal annual installments commencing on the first anniversary of the grant date, provided that the director continues to serve through the applicable vesting date. At December 31, 2021, the non-employee directors each had unvested awards of restricted stock units as follows: Mr. Bender — 2,675 shares; Mr. Gunn — 2,675 shares; Ms. Krishnan — 0 shares; Mr. Laughlin — 2,675 shares; Mr. Patterson — 2,675 shares; Mr. Satz — 2,675 shares; Mr. Schwartz — 2,675 shares; Mr. Simmonds — 2,675 shares; Mr. Testa — 2,675 shares; Mr. Wills — 2,675 shares; and Mr. Wiltse — 2,675 shares. At December 31, 2021, the non-employee directors had outstanding option awards, which were all vested, to purchase shares of common stock, as follows: Mr. Bender — 0 shares; Mr. Gunn — 103,167 shares; Ms. Krishnan — 0 shares; Mr. Laughlin — 93,836 shares; Mr. Patterson — 93,836 shares; Mr. Satz — 74,999 shares; Mr. Schwartz — 74,999 shares; Mr. Simmonds — 74,999 shares; Mr. Testa — 103,601 shares; Mr. Wills — 93,836 shares; and Mr. Wiltse—0 shares.

(2)
Ms. Krishnan was appointed to our Board of Directors on January 21, 2021.

During 2021, non-employee directors received compensation as follows: (i) an annual retainer of $43,000; (ii) a payment for attendance at each Board meeting of $950; (iii) payments for attendance at each Director Loan Committee, Audit Committee, and Asset-Liability Management Committee of $500, $300 ($400 for Committee Chairperson), and $200, respectively; and (iv) an award of 2,000 restricted stock units with a grant date fair value of $34,980 for their service in 2020. For Compensation Committee members, they are paid an annual retainer of $1,000 ($2,000 for Committee Chairperson).
Communications with the Board of Directors
Shareholders and other interested parties may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Corporate Secretary will be forwarded to the specified party. The Corporate Secretary will forward any correspondence that deals with the functions of the Board of Directors or its committees or any other matter that would be of interest to the Board. Otherwise, the communication will be forwarded to the appropriate department for further handling. Shareholder communications to the Board of Directors should be sent to:
Patricia A. Ferrick, Secretary
FVCBankcorp, Inc.
11325 Random Hills Road, Suite 240
Fairfax, Virginia 22030
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee will be or have been an officer or employee of the Company or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the Board of Directors, compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

EXECUTIVE COMPENSATION
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act of 1933, which permit us to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our “named executive officers.”
The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package.
Our named executive officers for 2021 are:
•
David W. Pijor, Chairman and Chief Executive Officer;

•
Patricia A. Ferrick, President; and

•
William G. Byers, Executive Vice President and Chief Lending Officer.

Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our named executive officers for the periods indicated.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	All Other Compensation(3)	Total
David W. Pijor, Chief Executive Officer	2021	$750,000	$790,000	$300,006	$—	$33,130	$1,873,136
	2020	691,667	458,666	—	—	39,955	1,190,288
Patricia A. Ferrick, President	2021	451,667	285,000	199,998	—	19,130	955,995
	2020	416,667	165,120	—	—	19,155	600,942
William G. Byers, Executive Vice President & Chief Lending Officer	2021	341,250	103,194	122,430	—	19,330	586,204
	2020	325,500	94,500	—	—	19,155	439,155

(1)
Consists of discretionary performance cash bonuses.

(2)
Represents the grant date fair value of awards of time vested restricted stock units granted on March 26, 2021 for performance during 2020. The awards vest in four substantially equal annual installments commencing on the first anniversary of the grant date, provided that the executive remains continuously employed through the applicable vesting date. The fair value of $17.49 was determined in accordance with FASB ASC Topic 718, based on the per share closing price of the Company’s common stock on March 26, 2021. The assumptions used in the calculation of these amounts are included in Note 15 of the Company’s consolidated audited financial statements for the year ended December 31, 2021 included in the Annual Report on Form 10-K filed with the SEC on March 24, 2022.

(3)
All other compensation consisted of the following items:

Name	Year	Car Allowance	Personal Use of Company Owned Vehicle	Insurance Premiums	401(k) Matching Contributions	Total
David W. Pijor	2021	$12,000	$—	$10,980	$10,150	$33,130
	2020	12,000	—	17,980	9,975	39,955
Patricia A. Ferrick	2021	—	783	9,180	10,150	20,133
	2020	—	—	9,180	9,975	19,155
William G. Byers	2021	—	—	9,180	10,150	19,330
	2020	—	—	9,180	9,975	19,155

Narrative Discussion of Summary Compensation Table
We have compensated our named executive officers over the last several years through a combination of base salary, cash bonuses, equity-based instruments, including restricted stock units, and other benefits including perquisites. Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of our Company. The compensation of the named executive officers in the Summary Compensation Table is not necessarily indicative of how we will compensate our named executive officers in the future. We plan to continue to review, evaluate and modify our compensation framework to ensure that our executive officer compensation packages remain competitive, achieve our desired goals and remain consistent with our compensation philosophy.
Base Salary.   The base salary of our named executive officers is reviewed and determined annually by the Compensation Committee of the Board as part of our performance review process. In establishing the base salary for our named executive officers, our Board has relied on external market data obtained from outside sources. In addition to considering the information from such sources, the Board has considered the named executive officer’s:
•
scope of responsibility;

•
years of experience;

•
the types and amount of the elements of compensation to be paid; and

•
individual performance and contributions to our performance, including leadership and team work.

Our financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies’ are also an important considerations in our named executive officers’ compensation.
Mr. Pijor, Ms. Ferrick and Mr. Byers are currently entitled to annual base salaries of $810,000, $486,000 and $357,739, respectively.
The Compensation Committee determines the compensation of all of our executive officers. The Compensation Committee receives annual evaluations from Mr. Pijor and Ms. Ferrick (other than for themselves) regarding the performance of our other executive officers.
Cash Bonuses.   Our named executive officers are eligible to receive an annual cash bonus. These bonuses are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. These bonuses are subject to the discretion of the Board of Directors each year as to whether and in what amounts they will be paid. Generally, payment of a bonus is contingent upon the performance of the named executive officer and the overall performance of the Company, including, generally, the satisfaction of minimum performance levels related to net income, asset growth and credit quality, below which no award will be made.
2008 Plan.   The Company maintains the Amended and Restated 2008 Stock Plan (the “2008 Plan”), which was adopted by the Bank and assumed by the Company in connection with the formation of the holding company, to better enable the Company and the Bank to attract, retain, and motivate key officers and directors by providing them with a stake in the success of the Company as measured by the value of its shares.
The purpose of the 2008 Plan is to advance the interests of the Company by providing directors and selected key employees of the Company with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of the Company and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.
Under the 2008 Plan, incentive stock options, non-incentive stock options (“Non-ISOs”), shares of restricted stock and restricted stock units may be awarded to such officers and employees as the Compensation Committee may designate, and Non-ISOs, shares of restricted stock and restricted stock units may be awarded to directors.

Further information about the 2008 Plan is set forth under “Proposal 2 — Approval of the Proposed Amendment to the Amended and Restated 2008 Stock Plan.”
401(k) Plan.   Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2021 and 2020, may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected a safe harbor 401(k) Plan and as such make matching contributions of up to 100% of employee salary contribution deferrals up to 1% of pay and 50% of employee salary contributions that exceed 1% but do not exceed 6%, subject to a cap of $55,000 for any employee in 2021. An employee must contribute to receive the matching contribution.
Health and Welfare Benefits.   Our named executive officers are eligible to participate in the same benefit plans designed for all of our eligible full-time and part-time employees, including health, dental, vision, disability and basic group life insurance coverage, on the same basis as other participants. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.
Perquisites.   We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Please refer to the Summary Compensation Table for a description of the types of perquisites provided to our named executive officers.
We do not maintain any defined benefit retirement plans, nonqualified deferred compensation programs or arrangements, or any non-equity incentive plans or compensation programs for the benefit of our named executive officers or in which they may participate.
Outstanding Equity Awards at Year End
The following table sets forth, on an award by award basis, information concerning all awards of stock options, and unvested restricted stock and restricted stock units held by the named executive officers at December 31, 2021. All options were granted with an exercise price of 100% of market value as determined in accordance with the 2008 Plan. The number of shares subject to each award and the exercise price have been adjusted to reflect all stock dividends and stock splits effected after the date of such award, but have not otherwise been modified.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)
David W. Pijor	48,827	—	$6.91	3/1/2022	6,000(1)	$118,080
	68,358	—	7.17	3/1/2023	17,153(2)	337,571
	78,125	—	6.95	6/26/2024
	78,125	—	8.56	3/1/2025
	78,125	—	11.52	5/19/2026
Patricia A. Ferrick	27,343	—	7.17	3/1/2023	4,500(1)	88,560
	27,343	—	6.95	6/26/2024	11,435(2)	225,041
	31,250	—	8.56	3/1/2025
	29,687	—	11.52	5/19/2026
William G. Byers	15,625	—	6.91	3/1/2022	3,000(1)	59,040
	17,577	—	7.17	3/1/2023	7,000(2)	137,760
	15,625	—	6.95	6/26/2024
	19,531	—	8.56	3/1/2025
	18,750	—	11.52	5/19/2026

(1)
Represents award of restricted stock units granted July 11, 2019. The awards vest in four substantially equal annual installments commencing on the first anniversary of the grant date, provided that the executive remains continuously employed through the applicable vesting date.

(2)
Represents award of restricted stock units granted March 26, 2021. The awards vest in four substantially equal annual installments commencing on the first anniversary of the grant date, provided that the executive remains continuously employed through the applicable vesting date.

(3)
Based on the $19.68 closing price of the common stock on December 31, 2021.

Employment Agreements, Change in Control Agreements and Benefit Plans
Employment Agreement with Mr. Pijor.   The Company and Mr. Pijor have entered into an employment agreement dated as of October 1, 2014, pursuant to which he serves in his capacity as Chief Executive Officer of the Bank. This agreement was amended and restated on March 16, 2021 and has an initial term of three years. The term will automatically renew for successive one year terms unless Mr. Pijor or the Company and the Bank give(s) written notice, at least 120 days before the end of the then-current term, of an intent not to renew, or if the agreement is otherwise terminated early. Under the agreement, Mr. Pijor receives an annual base salary, which is currently $810,000, and annual incentive compensation in an amount of up to $1,000,000, as determined by the Board of Directors. In the event of termination of the agreement as a result of death or disability, Mr. Pijor or his estate would, for six months following the termination, be entitled to all compensation and benefits which Mr. Pijor would be entitled to receive absent such termination. Mr. Pijor is entitled to participate in the Company’s generally available benefit plans, a monthly car allowance of $1,000, and $1,000,000 of Company-paid life insurance.
In the event of a termination of the agreement by the Company or the Bank without “cause” or by Mr. Pijor for “good reason” (as such terms are defined in the agreement), and subject to his timely execution and delivery of a general release that becomes effective and irrevocable, and to his continued compliance with certain noncompetition and nonsolicitation provisions of the agreement, Mr. Pijor would be entitled to receive, for a period of two years: (i) his base salary at his then-current rate, (ii) the average annual bonus paid to him with respect to the three calendar-year period immediately preceding his termination, to be paid monthly in accordance with the Bank’s regular payroll practices, and (iii) payment of his health insurance premiums under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), for a period of two years to the extent he is eligible for such benefits.
Mr. Pijor will be entitled to alternative severance compensation in the event of a termination of the agreement by the Company or the Bank without “cause” or by Mr. Pijor for “good reason” within the period beginning on the date the Company or the Bank enters into discussions with respect to a transaction that would constitute a “change in control” (as such term is defined in the agreement) of the Company or the Bank and ending on the earlier of (i) 12 months after the effectiveness of such transaction, or (ii) the abandonment of such transaction (a “Change in Control Termination”). If the Change in Control Termination occurs after the change in control of the Company or the Bank, then, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, Mr. Pijor would be entitled to receive (i) a lump sum cash payment equal to 2.99 times the sum of (a) his base salary at the highest rate in effect during the 12 months immediately preceding his termination date, and (b) the average annual bonus paid to him with respect to the three calendar-year period immediately preceding his termination, with such lump sum payment to be paid within 60 days after the later of the date of the termination or change in control (the “Change in Control Payment”), plus (ii) payment of his health insurance premiums under COBRA for a period of two years following his termination date. If the Change in Control Termination occurs prior to the change in control of the Company or the Bank, then, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, Mr. Pijor would be entitled to receive (i) equal monthly payments for a period of two years following his termination date in an aggregate amount equal to two times the sum of (a) his then-current base salary, and (b) the average annual bonus paid to him with respect to the three calendar-year period immediately preceding his termination (the “Change in Control Severance”), plus (ii) a lump sum cash payment equal to the Change in Control Payment less the aggregate amount of the Change in Control Severance, with such lump sum payment to be paid within 60 days after the date of the change in control of the Company or the Bank, plus (iii) payment of his health insurance premiums under COBRA for a period of two years following his termination date. Pursuant to the agreement, the change in control severance payments and benefits will be automatically reduced to the safe harbor limit to avoid the imposition of any golden parachute excise taxes, unless Mr. Pijor is in a better net after-tax position if he pays the excise taxes. In either case, neither the Company nor the Bank bears any obligation under the agreement to pay any golden parachute excise taxes on behalf of Mr. Pijor.
Mr. Pijor’s agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of two years following his termination or the expiration of the agreement, Mr. Pijor is prohibited, absent the prior approval of a majority of the Board of Directors, from providing any advice, assistance or services to any competitive business or to any person that is attempting to form or acquire a competitive business if such competitive business operates, or is planning to operate, any office, branch or other facility that is, or is proposed to be, located within a 25 mile radius of the Bank’s headquarters or any branch or office, in any capacity, whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise. Mr. Pijor has also agreed that, during such period, he will not, directly or indirectly, solicit the customers or employees of the Company or the Bank for the benefit of any other competitive business.
Change in Control Agreement with Ms. Ferrick.   The Company and Ms. Ferrick have entered into a change in control agreement that was amended and restated on March 16, 2021. Ms. Ferrick’s amended and restated change in control agreement has an initial term of three years. The agreement renews on each anniversary of the date of the agreement for an additional one year, unless Ms. Ferrick or the Company and the Bank give(s) prior notice, at least 90 days before such anniversary date, of an intent not to renew, or if the agreement is otherwise terminated early. Ms. Ferrick will be entitled to severance compensation in the event of a termination of the agreement by the Company or the Bank without “cause” or by Ms. Ferrick for “good reason” within the period beginning on the date the Company or the Bank enters into discussions with respect to a transaction that would constitute a “change in control” (as such terms are defined in the agreement) of the Company or the Bank and ending on the earlier of (i) 12 months after the effectiveness of such transaction, or (ii) the abandonment of such transaction. If a termination of her employment occurs under such circumstances, then, subject to her timely execution and delivery of a general release that becomes effective and irrevocable, Ms. Ferrick would be entitled to receive (i) a lump sum cash payment equal to two times the sum of (a) her base salary at the highest rate in effect during the 12 months immediately preceding her termination date, and (b) the average annual bonus paid to her with respect to the three calendar-year period immediately preceding her termination, with such lump sum payment to be paid within 60 days after the later of the date of the termination or change in control, plus (ii) payment of her health insurance premiums under COBRA for a period of one year following her termination date. Pursuant to the agreement, the change in control severance payments and benefits will be automatically reduced to the safe harbor limit to avoid the imposition of any golden parachute excise taxes, unless Ms. Ferrick is in a better net after-tax position if she pays the excise taxes. In either case, neither the Company nor the Bank bears any obligation under the agreement to pay any golden parachute excise taxes on behalf of Ms. Ferrick.
Ms. Ferrick’s agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of one year following her termination or the expiration of the agreement, Ms. Ferrick is prohibited, absent the prior approval of a majority of the Board of Directors, from providing any advice, assistance or services to any competitive business or to any person that is attempting to form or acquire a competitive business if such competitive business operates, or is planning to operate, any office, branch or other facility that is, or is proposed to be, located within a 25 mile radius of the Bank’s headquarters or any branch or office, in any capacity, whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise. Ms. Ferrick has also agreed that, during such period, she will not, directly or indirectly, solicit the customers or employees of the Company or the Bank for the benefit of any other competitive business.
Certain Relationships and Related Transactions
The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of the Company’s directors, executive officers, and their related parties. Loans to insiders and their related interests require approval by the Bank’s Board of Directors, with any interested director not participating. The Company also applies these same standards to any other transaction with a director, executive officer or their related parties.

The maximum aggregate amount of loans (including lines of credit) to officers, directors and related parties of the Company during the year ended December 31, 2021 amounted to $19.5 million, representing approximately 9.3% of the Company’s total shareholders’ equity at December 31, 2021. All of such transactions have been on substantially the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with persons who are not related parties, and did not involve more than the normal risk of collectability or present other unfavorable features. None of such loans were reported as a nonaccrual, past due, troubled debt restructuring or potential problem loan in the Company’s financial statement for the year ended December 31, 2021.

PROPOSAL 2 — APPROVAL OF THE PROPOSED AMENDMENT
TO THE AMENDED AND RESTATED 2008 STOCK PLAN
At the meeting, the shareholders are being asked to approve an amendment to the Company’s Amended and Restated 2008 Stock Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance under the Plan by 200,000, to an aggregate of 2,929,296. There are no other proposed changes to the Plan.
Since adoption of the Plan in 2008, options to purchase 2,413,648 shares of common stock subject to the Plan have been granted to directors, officers, employees and organizing shareholders of the Company. In addition, the Company has granted restricted stock units for 265,353 shares of common stock to directors, officers and employees of the Company. No shares of restricted stock have been awarded. As of the date hereof, only 50,295 shares remain available for issuance under the Plan.
The Board of Directors believes that the availability of a stock based compensation program intended to provide officers and key employees with a portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of the Company as reflected in the stock price, is necessary in order to attract and retain high caliber officers and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons and directors with the interests of the Company’s shareholders, which will increase their incentive to improve performance. The number of shares currently available for issuance under the Plan is not sufficient to properly incentivize the Company’s employees, officers, future hires and directors. As such, the Board of Directors believes that the authorization of additional shares for issuance under the Plan is necessary in order to permit the Company’s continued growth and profitability.
The number of additional shares that the Board of Directors is requesting to add to the Plan (200,000 shares) was determined based upon careful consideration of the equity compensation needs of the Company, including an assessment of the number of shares likely to be needed for future equity grants. As described below, the Board of Directors also considered the potential dilution to shareholders that would result from their approval of the amendment of the Plan. The Board of Directors believes that approving the additional shares is appropriate and in the best interests of shareholders given current expectations on hiring and employee retention demands created by recent business growth, the highly competitive environment in which the Company recruits and retains employees, and the Company’s historical rate of issuing equity awards. The Board of Directors will continue to carefully consider the advisability of any future grants under the Plan.
Recent Awards Under the Plan
In developing the recommended share increase for the Plan and analyzing the impact to shareholders, the Board of Directors considered the Company’s historical “burn rate,” which the Board considers to be a key metric of how the Company’s equity compensation program affects shareholders. The table below shows the Company’s burn rate with respect to the Plan for the 2021, 2020 and 2019 fiscal years as well as the average over those years. Burn rate provides a measure of the potential dilutive impact of equity awards.
Year	Options Granted	Restricted Stock Awards Granted	Restricted Stock Units Granted(1)	Total Shares Granted	Total Shares Granted (Adjusted)(2)	Weighted Average Shares Outstanding	Gross Burn Rate
2021	—	—	117,238	117,238	293,095	13,649,659	2.15%
2020	—	—	—	—	—	13,541,550	0.00%
2019	—	—	79,960	79,960	199,900	13,816,997	1.45%
						Three-year average	1.20%

(1)
Time-based restricted stock units.

(2)
Reflects the number of shares underlying equity awards granted in the year, adjusted by a burn rate multiplier of 2.5, which incorporates a measure of stock price volatility.

The Company’s average burn rate over the past three years of 1.20% compares favorably to the burn rates of peer companies, which indicates responsible management by the Company’s Board of Directors of the available Plan share pool.
Outstanding Awards and Shares Available Under the Plan
The table below includes information regarding outstanding equity awards and shares available for future awards under the Plan as of December 31, 2021 (without giving effect to approval of the amendment to the Plan under this Proposal).
Total shares underlying outstanding options	1,544,893
Total shares underlying outstanding unvested restricted stock	—
Total shares underlying outstanding unvested restricted stock units	151,403
Total shares underlying all outstanding awards	1,696,296
Weighted average exercise price of outstanding stock options	$8.31
Total shares available for grants of new awards	50,295
Common stock outstanding as of December 31, 2021	13,727,045
Market price of common stock as of December 31, 2021	$19.68
If this Proposal is approved, the total number of shares available for new awards under the Plan will be 250,295, or 1.82% of the outstanding shares of common stock as of December 31, 2022. The Company expects that the additional 200,000 shares, together with the remaining 50,295 shares available for issuance under the Plan, will last approximately four years based on the Company’s historical share grants.
Summary of the Plan
The complete text of the Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A. The following summary provides a general description of the principal features of the Plan and is qualified in its entirety by reference to Appendix A.
The Board of Directors appointed the Compensation Committee to administer the Plan. The Plan authorizes the Compensation Committee to grant one or more of the following awards to employees and directors of the Company and its affiliates:
•
stock options;

•
restricted stock; and

•
restricted stock units.

Administration of the Plan.   The Compensation Committee, as administrator of the Plan, has the power to select Plan participants, determine the type of stock-based award that will be granted, and fix the number of shares subject to the grant. The vesting, exercisability, payment and other terms or restrictions applicable to an award are determined by the Compensation Committee and set forth in a written award agreement approved by the Compensation Committee and delivered to the participant. In addition, the Compensation Committee has the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations for the Plan’s administration, and to make all other determinations for administration of the Plan.
Eligibility of Participants.   Employees and directors of the Company and its affiliates are eligible to receive awards under the Plan as described below.
Shares Available Under the Plan.   If the shareholders approve the amendment to the Plan, the Company will be authorized to issue up to 2,929,296 shares of common stock under the Plan. Generally, if an award expires, becomes unexercisable or is forfeited, the shares allocated to that award under the Plan may be reallocated to new awards under the Plan.
The Company intends to continue to grant awards under the Plan to directors and employees. No determination has been made as to which of the persons eligible to participate in the Plan will receive awards under the Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.
Grants and Awards under the Plan.   The principal features of each type of award authorized under the Plan are summarized below.
Stock Options. Stock options granted under the Plan may be incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code (the “Code”) and options that do not qualify as incentive stock options (which are referred to as Non-ISOs). Incentive stock options may be granted to employees of the Company or its affiliates. Non-ISOs may be granted to employees and directors of the Company or its affiliates. A stock option entitles a recipient to purchase shares of common stock at the exercise price. The Compensation Committee will fix the exercise price at the time the stock option is granted, provided the exercise price cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the share’s fair market value on the date of grant).
Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, provided that an option must not be exercisable after 10 years from the date of grant (or after five years in the case of an incentive stock option granted to a 10% shareholder of the Company).
Restricted Stock Awards.   The Plan permits the grant of restricted stock awards. A restricted stock award is an award of common stock that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. The restrictions may lapse over a specified period of time based on continued employment or service and/or the achievement of certain performance objectives. Unless a restricted stock award agreement provides otherwise, a participant who receives a restricted stock award will generally have all the rights of a shareholder as to those shares, including the right to vote and the right to receive dividends; provided, however, that a participant who receives shares of restricted stock that are to vest upon achievement of performance objectives will generally not have rights as a shareholder unless and until the applicable performance objectives have been achieved.
Restricted Stock Unit Awards.   The Compensation Committee may also award restricted stock units (“RSUs”) under the Plan. An RSU is an award stated with reference to a number of shares of common stock. The Compensation Committee may place such restrictions on the vesting and settlement of RSUs as the Compensation Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of certain performance objectives. An RSU will entitle the recipient to receive, upon satisfaction of the vesting conditions set forth in the RSU agreement, shares of the Company’s common stock. A participant who receives an RSU award will not have the rights of a shareholder as to the shares underlying the units until the units vest and the shares are issued.
Repricing Not Permitted
Outstanding awards cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders, except for equitable adjustments to maintain existing award values if there is a material corporate event such as a stock split.
Treatment of Awards Upon a Change in Control
In the event of a change in control of the Company, all awards issued under the Plan will be immediately exercisable and fully vested.
Federal Income Tax Consequences
The following is a general summary of the federal income tax consequences under the Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Generally, no federal income tax liability is incurred by a participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option, provided holding periods required by the tax laws are satisfied. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a Non-ISO generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price.
Federal income tax liability is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election under the Code to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the recipient recognizes income equal to the fair market value of the common stock.
RSU awards under the Plan generally will result in ordinary income to the participant at the time of delivery of the underlying shares.
Other Information
The Plan also provides that no award may be granted after June 20, 2028. The Board of Directors may amend or terminate the Plan at any time, provided that no such amendment will be made without shareholder approval, if the amendment (i) increases the total number of shares of the Company stock reserved for issuance pursuant to awards under the Plan; (ii) extends the term of the Plan; or (iii) otherwise requires shareholder approval under Nasdaq rules (or the rules of the stock exchange on which the Company’s stock is then listed).
Equity Compensation Plans Approved by Shareholders
The following table sets forth information as of December 31, 2021, with respect to compensation plans under which shares of the Company’s common stock are authorized for issuance.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Shareholders:
Amended and Restated 2008 Stock Plan	1,544,893	$8.31	50,295
Equity Compensation Plans Not Approved by Shareholders(2)	—	—	—
Total	1,544,893	$8.31	50,295

(1)
Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(2)
The Company does not have any equity compensation plans that have not been approved by shareholders.

Approval of the Plan Amendment
Vote Required and Recommendation of the Board of Directors.   The affirmative vote of a majority of votes cast on the proposal is required for the amendment of the Plan.
The Board of Directors recommends that the shareholders vote “FOR” the proposed amendment to the Plan.

AUDIT INFORMATION
General
The three members of the Audit Committee are independent as that term is defined in the listing standards of Nasdaq and by regulations of the SEC. The Audit Committee operates under a written charter that the Board of Directors has adopted.
Fees of Independent Registered Public Accountants
Audit Fees.   The aggregate amount of fees billed by Yount, Hyde & Barbour, P.C. (“YHB”) for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2021 and 2020, and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2021 and 2020, and Annual Reports on Form 10-K for the years ended December 31, 2021 and 2020, and attestation regarding the accuracy of internal control over financial reporting in accordance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”), were $182,700 and $173,950, respectively.
Audit-Related Fees.   Audit-related services provided by YHB totaled $2,595 for the year ended December 31, 2021. YHB did not bill for any audit-related services in 2020.
Tax Fees.   The aggregate amount of fees billed by YHB for professional services rendered in connection with the preparation of our federal and state income tax returns for the year ended December 31, 2020 was $10,500. There were no services rendered by YHB in connection with the preparation of our federal and state income tax returns for the year ended December 31, 2021.
All Other Fees.   YHB did not bill for any other professional services during the years ended December 31, 2021 and 2020.
None of the engagements of YHB to provide non-audit services was made pursuant to the de minimis exception to the pre-approval requirement contained in the rules of the SEC and our Audit Committee charter. Audit services may not be approved under the de minimis exception.
Audit Committee Pre-Approval Policies and Procedures
It is the policy of the Audit Committee that our independent auditor may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is twelve months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval.
Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.
Audit Committee Report
The Audit Committee is composed of three directors, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.
Management is responsible for:
•
establishing and maintaining our internal control over financial reporting;

•
assessing the effectiveness of our internal control over financial reporting as of the end of each year;

•
the preparation, presentation and integrity of our consolidated financial statements; and

•
complying with laws and regulations and ethical business standards.

Our independent registered public accounting firm is responsible for:
•
performing an independent audit of our consolidated financial statements and our internal control over financial reporting;

•
expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles; and

•
expressing an opinion as to management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting in accordance with FDICIA requirements.

The Audit Committee is responsible for:
•
the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us; and

•
monitoring, overseeing and reviewing our accounting and financial reporting processes.

In this context, the Audit Committee has met and held discussions with management and YHB, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements for the year ended December 31, 2021 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and YHB, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.
The Audit Committee has discussed with YHB the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from YHB relating to the independence of that firm and the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with YHB the firm’s independence from us.
Based upon its discussions with management and YHB and its review of the representations of management and the report of YHB to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.
Audit Committee
Lawrence W. Schwartz, Chairman
Scott Laughlin
Sidney G. Simmonds

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2022. YHB has audited the financial statements of the Company since its organization in 2007. Representatives of YHB are expected participate in the virtual meeting and be available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.
Vote Required and Recommendation of the Board of Directors.   The affirmative vote of a majority of votes cast on the proposal is required for approval of the ratification of the appointment of the independent public accounting firm.
The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of YHB as the Company’s independent registered public accounting firm for 2022.

ANNUAL REPORT AND FINANCIAL STATEMENTS
A copy of our Annual Report on Form 10-K for the year ended December 31, 2021 has been furnished to shareholders. Additional copies may be obtained by written request to the Secretary of the Company at the address indicated below. Such documents are not part of the proxy solicitation materials.
Upon receipt of a written request of any person who, on the record date, was a record owner of common stock or who represents in good faith that he or she was on such date the beneficial owner of such stock entitled to vote at the Annual Meeting of Shareholders, we will furnish to such person, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 and the exhibits thereto required to be filed with the SEC under the Securities Exchange Act of 1934. Any such request should be made in writing to Patricia A. Ferrick, Secretary, FVCBankcorp, Inc., at 11325 Random Hills Road, Suite 240, Fairfax, Virginia, 22030
PROPOSALS FOR 2023 ANNUAL MEETING
Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2023 annual meeting of shareholders must cause such proposal to be received, in proper form, at our principal executive offices at 11325 Random Hills Road, Suite 240, Fairfax, Virginia 22030, no later than December 9, 2022 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. It is urged that any such proposals be sent by certified mail, return receipt requested.
Our Bylaws also prescribe the procedures that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. Under the Bylaws, notice of a proposed nomination or a shareholder proposal meeting certain specified requirements must be received by us not less than 90 days prior to the anniversary date of the immediately preceding annual meeting, or not later than February 17, 2023, except that with respect to an election of directors to be held at a special meeting of shareholders, no later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders
Our Bylaws require that the shareholder’s notice of a proposed nominee set forth: (i) the name, age, business address and, if known, the residence address of each nominee proposed; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by each such nominee; (iv) such other information regarding each such nominee as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation l4A under the Securities and Exchange Act of 1934, as amended; (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (vi) as to the shareholder making such nomination (a) his name and address as they appear on the stock transfer books of the Company and (b) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by such shareholder. For proposals other than nominations, the shareholder’s notice must set forth: (i) the name and address of the shareholder(s) who intends to make the proposal; (ii) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by each such person; (iii) such other information regarding each such proposal as would be required to be included in a proxy statement soliciting proxies for the approval of such proposal pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended; and (iv) a description of all arrangements or understandings between the shareholder(s) and any other person or persons (naming such person or persons) pursuant to which the proposal or proposals are to be made by the shareholder(s). If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder’s nomination or proposal should not be brought before the annual meeting. Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to the Secretary of the Company.

OTHER MATTERS
Management is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.
By Order of the Board of Directors
FVCBANKCORP, INC.
Secretary
April 8, 2022

APPENDIX A
FVCBANKCORP, INC.
2008 STOCK PLAN
(As proposed to be amended on May 18, 2022)
1.
Purpose of the Plan.   The purpose of this Amended and Restated FVCBankcorp, Inc. 2008 Stock Plan (formerly known as the 2008 Stock Option Plan and herein referred to as the “Plan”) is to advance the interests of the Company, by providing directors, organizing shareholders, and selected key employees of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of the Company and its Affiliates to promote the success of the business as measured by the value of its Shares; and generally to increase the commonality of interests among directors, key employees, and other shareholders.

2.
Definitions.   In this Plan:

(a)   “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.
(b)   “Agreement” means a written agreement entered into in accordance with Section 5(c).
(c)   “Awards” means, collectively Options, Restricted Stock and Restricted Stock Units, unless the context clearly indicates a different meaning.
(d)   “Bank” means FVCbank.
(e)   “Board” means the Board of Directors of the Company.
(f)   “Company” means FVCBankcorp, Inc.
(g)   “Change in Control” means any one of the following events occurring after the Effective Date: (1) except as provided in Section 10(c), any consolidation, merger, share exchange, or similar transaction relating to the Company, or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than a transaction in which the holders of the Company’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving entity, (2) any sale of all or substantially all of the assets of the Company, other than a transfer of assets to a related person which is not treated as a change in control event under §1.409A-3(i)(5)(vii)(B) of the US Treasury Regulations, (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) where over a twelve month period, a majority of the members of the Board are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board in office prior to such appointment or election. For purposes of this subsection only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding. A Change in Control does not include acquisition of ownership or control of voting securities of the Company by an employee benefit plan sponsored by the Company or an Affiliate or; acquisition of voting securities by the Company through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to the Company in a reorganization, such as a reincorporation, that does not have the purpose or effect of significantly changing voting power or control. The decision of the Committee as to whether a change in control has occurred is conclusive and binding, subject to the terms of the Plan.
(h)   “Code” means the Internal Revenue Code of 1986, as amended to date or hereafter.

(i)   “Committee” means the Committee appointed by the Board in accordance with Section 5(a) hereof.
(j)   “Common Stock” means the common stock, par value $0.01 per share, of the Company.
(k)   “Continuous Service” means the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.
(l)   “Director” means a member of the Board.
(m)   “Effective Date” means the date specified in Section 14 hereof.
(n)   “Employee” means any person employed by the Company or by an Affiliate.
(o)   “Exercise Price” means the price per Optioned Share at which an Option may be exercised.
(p)   “Independent Director” means an independent director as defined for purposes other than audit committee service in the listing standards and regulations of The NASDAQ Stock Market, provided however, that (i) if the Company’s Common Stock is listed for trading on The NASDAQ Stock Market (including any level or submarket thereof), then Independent Directors means an independent director as defined for purposes of compensation committee service in the listing standards and regulations of The Nasdaq Stock Market; and (ii) if the Company’s Common Stock is primarily traded on a national securities exchange other than The NASDAQ Stock Market (including any level or submarket thereof), then the listing standards and regulations of such other national securities exchange. Not in limitation of the foregoing, all Independent Directors must be Non-Employee Directors.
(q)   “ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.
(r)   “Just Cause” has the meaning set forth for “cause,” “just cause” or similar phrase, in any unexpired employment or severance agreement between the Participant and the Company and/or any Affiliate, or, in the absence of any such agreement, means termination because of (in the Board’s sole discretion) the Participant’s personal dishonesty, moral turpitude, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than misdemeanor traffic violations or similar offenses) or final cease-and-desist order.
(s)   “Market Value” means the fair market value of the Common Stock, as determined under Section 7(b) hereof.
(t)   “Non-Employee Director” means any member of the Board who, at the time discretion under the Plan is exercised, is a “Non-Employee Director” within the meaning of Rule 16b-3.
(u)   “Non-ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be, and is not identified as, an ISO.
(v)   “Option” means an ISO or Non-ISO.
(w)   “Optioned Shares” means Shares subject to an Option or Award of Restricted Stock or Restricted Stock Units granted pursuant to this Plan.
(x)   “Organizing Shareholders” means those individuals who provided at risk funds for the organizational expenses of the Company during the period prior to the Company receiving authorization to conduct business as a bank.
(y)   “Outstanding Shares” means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by the Company.

(z)   “Participant” means any person who receives an Award pursuant to the Plan.
(aa)   “Performance Based Award” means an Award, the vesting, exercise or retention of which is subject to or based upon Performance Based Conditions.
(bb)   “Performance Based Conditions” means the specific corporate, divisional, or individual performance or achievement standards or goals set forth in an Agreement.
(cc)   “Permanent and Total Disability” mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.
(dd)   “Plan” means the FVCBankcorp, Inc. Amended and Restated 2008 Stock Plan.
(ee)   “Restricted Stock” means Common Stock that is subject to forfeiture, restrictions against transfer, specific Performance Based Conditions, or other conditions or restrictions set forth in an Agreement.
(ff)   “Restricted Stock Unit” means an Award of the right to receive Shares of Common Stock, the grant, issuance or vesting of which is subject to such conditions or restrictions, as set forth in an Agreement.
(gg)   “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
(hh)   “Share” means one share of Common Stock.
(ii)   “Transaction” means: (i) the liquidation or dissolution of the Company; (ii) a merger, consolidation, share exchange or similar transaction in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company’s assets.
3.   Term of the Plan and Options.
(a)   Term of the Plan.   The Plan shall continue in effect until June 20, 2028, unless sooner terminated pursuant to Section 17. No Award may be granted under the Plan after such date.
(b)   Term of Options.   The Committee shall establish the term of each Option granted under the Plan. No Option may have a term that exceeds 10 years. No ISO granted to an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted may have a term that exceeds five years.
4.
Shares Subject to the Plan.   Except as otherwise required by the provisions of Section 11, the aggregate number of Shares that may be delivered upon the exercise or vesting of Awards shall be 2,929,296. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Virginia law. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall be available for the grant of additional Awards under the Plan, unless the Plan shall have been terminated.

5.   Administration of the Plan.
(a)   Composition of the Committee.   The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board. Notwithstanding the foregoing, at any time when any class of security of Bank is traded on any national securities exchange or on the automated inter-dealer quotation system of national securities association, or the Company is otherwise subject to listing requirements comparable to those provided in Rule 10A-3 under the Securities Exchange Act of 1934, then: (i) all members of the Committee shall be Independent Directors; and (ii) In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors.The members of the Committee shall serve at the pleasure of the Board.

(b)   Powers of the Committee.   Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion: (i) to select Participants and grant Awards; (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, including but not limited to Performance Based Conditions of Performance Based Awards, which need not be identical among Participants granted Awards at the same time; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.
(c)   Agreement.   Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement: (i) the Exercise Price of an Option; (ii) the number of Shares subject to, and the expiration date of, the Option; (iii) the Restriction Period of an Award of Restricted Stock or Restricted Stock Units; (iv) the amount, if any, payable for the receipt or vesting of Shares of Restricted Stock or Shares subject to Restricted Stock Units; (v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award; and (vi) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise or vesting of such Award. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.
(d)   Effect of the Committee’s Decisions.   All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby. The Committee’s determination whether a Participant’s Continuous Service has ceased, the effective date thereof, and whether a Performance Based Condition shall have been met in the event of the death or Permanent and Total Disability shall be final and conclusive on all persons affected thereby.
(e)   Indemnification.   In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder, to the full extent provided for under the Company’s Articles of Incorporation or Bylaws with respect to the indemnification of Directors.
6.   Grant of Options.
(a)   General Rule.   The Committee, in its sole discretion, may grant ISOs or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to Directors, directors of Affiliates, and to Organizing Shareholders. Notwithstanding the forgoing, the Committee shall not grant any individual Organizing Shareholder, in such person’s capacity as such, Options to purchase more than 3,000 Shares. Nothing herein shall limit the ability of a Director or Employee who is also an Organizing Shareholder to receive grants of Options in their capacity as a Director or Employee.
(b)   Special Rules for ISOs.   The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future “parent” or “subsidiary” of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this section, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.    Exercise Price for Options.
(a)   Limits on Committee Discretion.   The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.
(b)   Standards for Determining Exercise Price.   If the Common Stock is listed on a national securities exchange (including The NASDAQ Stock Market) on the date in question (or if the date in question is not a trading day on the first trading day thereafter), then the Market Value per Share shall be not less than the last reported selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the closing bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the closing bid and asked price on such date (or if the date in question is not a trading day on the first trading day thereafter). If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion in a manner consistent with the rules prescribed under Section 422 of the Code. Notwithstanding the forgoing, the Company shall not grant any Option having an exercise price less than 100% of the book value per share of the Common Stock as shown by the Company’s most recent published statement prior to the grant of the Option. The foregoing sentence shall not apply to a holding company for the Company as contemplated by Section 10(c) hereof.
8.   Exercise of Options.
(a)   Generally.   Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement. An Option may not be exercised for a fractional Share. In the event that any adjustment of an Option pursuant to Section 11 or otherwise would result in an Optionee being entitled to exercise for a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise of such Option shall be rounded down to the next whole share, and the Optionee shall not be entitled to any payment, compensation or alternative Award in lieu thereof.
(b)   Procedure for Exercise.   A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by: (1) written notice of intent to exercise the Option with respect to a specified number of Shares; and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company’s executive offices. In connection with the exercise of Options, a Participant shall also deliver to the Company, in accordance with the provisions of Section 19 hereof, an amount sufficient to satisfy all applicable federal, state and local income and employment tax withholding obligations.
(c)   Period of Exercisability-ISOs.   An ISO may be exercised by a Participant only while the Participant is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of —
(1)
Just Cause, in which case the Participant’s rights to exercise such ISO shall expire on the date of such termination;

(2)
death, in which case, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;
(3)
Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his termination of service as a result of Permanent and Total Disability, such ISO may be exercised within one year from the date of such termination of service as a result of Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

(d)   Period of Exercisability-Non-ISOs.   (1) A Non-ISO granted on or prior to June 30, 2011 (other than a Non-ISO granted to an Organizing Shareholder in his capacity as such) may be exercised by a Participant only while the Participant is an Employee or Director and has maintained Continuous Service from the date of the grant of the Non-ISO, or within three months after termination of such Continuous Service in the case of an Employee who is not a Director, or one year after termination of Continuous Service in the case of a Director (and in any case not later than the date on which the Option would otherwise expire), except if the Continuous Service terminates by reason of —
(i)
Just Cause, in which case the Participant’s rights to exercise such Non-ISO shall expire on the date of such termination;

(ii)
death, in which case, to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his death, such Non-ISO of the deceased Participant may be exercised during the normal term of the Option by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution;

(iii)
Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his termination of service as a result of Permanent and Total Disability, such Non-ISO may be exercised during the normal term of the Option.

(2)   A Non-ISO granted on or after July 1, 2011 may be exercised by a Participant or his personal representative during the normal term of the Option, or such shorter period as may be set forth in the Agreement relating to such Non-ISO, except that if the Continuous Service of such Participant terminates by reason of Just Cause, the Participant’s rights to exercise such Non-ISO shall expire on the date of such termination.
(3)   A Non-ISO granted to an Organizing Shareholder in his capacity as such may be exercised by the Organizing Shareholder or his personal representative during the normal term of the Option.
(e)   Exercisability at Death or Permanent and Total Disability. Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant’s death or termination of service as a result of Permanent and Total Disability.
(f)   Effect of the Committee’s Decisions.   The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.
9.   Restricted Stock and Restricted Stock Units.
The Committee, in its sole discretion, may grant Awards of Restricted Stock or Restricted Stock Units to Directors or Employees of the Company or an Affiliate. Any Share of Restricted Stock or Restricted Stock Unit which is the subject of an Award shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.
(a)   Restriction Period.   At the time of each Award of Restricted Stock or a Restricted Stock Unit, there shall be established a restriction period (the “Restriction Period”). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of the Shares covered by the same Award. In no event: (i) may the Performance Based Condition measurement date for a Performance Based Award be less than one year from the date of grant; or (ii) may the Restriction Period for any other Award of Restricted Stock or Restricted Stock Unit be less than three years, provided that restrictions may terminate ratably over the vesting period.
(b)   Vesting Restrictions.   The Committee shall determine the conditions and restrictions applicable to the Award, including, but not limited to, requirements of Continuous Service for a specified term, or, for Performance Based Awards of Restricted Stock or Restricted Stock Units, the attainment of Performance Based Conditions, which condition and restrictions may differ with respect to each Participant granted an Award at the same time. The Agreement shall provide for forfeiture of Shares covered thereby if the specified conditions and restrictions are not met during the Restriction Period. Awards of Restricted Stock may provide for the issue of Shares upon grant, subject to forfeiture if the specified conditions and restrictions are not met. Restricted Stock Units shall provide for the issuance of Shares only upon the achievement of the conditions and restrictions at the end of the Restriction Period or upon the achievement of the Performance Based Conditions, subject to earlier vesting as provided herein.
(c)   Vesting upon Death or Permanent and Total Disability.   The Committee shall set forth in the Agreement the percentage of an Award, if any, which shall vest in the Participant in the event of death, or Permanent and Total Disability prior to the expiration of the Restriction Period or the satisfaction of the conditions and restrictions applicable to an Award.
(d)   Acceleration of Vesting.   Notwithstanding the Restriction Period and the conditions or restrictions imposed on an Award of Restricted Stock or Restricted Stock Units, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any conditions or restrictions, if the Committee concludes that it is in the best interests of the Company to do so, provided that any such actions not done in connection with a Change in Control or the death, Permanent and Total Disability, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.
(e)   Ownership; Voting.   Where stock certificates are issued in respect of Awards of Restricted Stock, which are subject to forfeiture if the conditions or restrictions are not satisfied, such certificates shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to vote and to receive all dividends paid on such Shares, and the certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:
“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the FVCBankcorp, Inc. Amended and Restated 2008 Stock Plan, and an agreement entered into between the registered owner and FVCBankcorp, Inc.. Copies of such Plan and Agreement are on file in the offices of the Secretary of FVCBankcorp, Inc..”
Where an Award of Restricted Stock is subject to issuance upon the achievement of Performance Based Award standards or goals or other conditions, no certificates shall be issued until satisfaction of such conditions.
(f)   Lapse of Restrictions.   At the expiration of the Restriction Period applicable to the Restricted Stock, or upon the satisfaction of conditions to receipt of the Shares subject to Restricted Stock Units, as applicable, the Company shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock or Restricted Stock Units, to the person or persons to whom his rights under such Restricted Stock or Restricted Stock Units shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee, or if no such certificates have been issued and deposited stock certificates reflecting the Shares, as to which the Restriction Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

(g)   Forfeiture of Restricted Stock.   Any Shares of Restricted Stock which are not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period shall be forfeited and cancelled without compensation, and shall thereafter not be considered to be Outstanding Shares.
10.
Conditions Upon Issuance of Shares.

(a)   Compliance with Securities Laws.   Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan that the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.
(b)   Special Circumstances.   The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the grant or exercise of an Award, the Company may require the Participant (or permitted successor) to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.
(c)   Committee Discretion.   The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, to establish repurchase rights or both of these restrictions, or to provide for the mandatory exercise or forfeiture of any outstanding Options in the event that the Company’s primary federal regulator directs the Company to so require if the Company does not meet minimum regulatory capital requirements.
(d)   Construction; Compliance with 409A, Delay in Payment.   It is intended and anticipated that this Plan and Awards hereunder shall not be subject to, or shall be in accordance with, 409A of the Code and the regulations and administrative guidance promulgated thereunder (“Section 409A”), and thus avoid the imposition of any excise tax and interest on Participants pursuant to Section 409A(a)(1)(B) of the Code, as a result of the grant, award, exercise, vesting or lapse of restrictions of any Award, and this Plan shall be interpreted and construed consistent with this intent. Notwithstanding anything to the contrary contained herein, any Award or vesting, issuance or payment of an Award hereunder or any Agreement that is considered “nonqualified deferred compensation” that is to be made to a Participant while such Participant is a “specified employee,” in each case as defined and determined for purposes of Section 409A, within six months following such Participant’s “separation from service” (as determined in accordance with Section 409A), then to the extent that such Award, vesting, issuance or payment of an Award is not otherwise permitted under Section 409A such that it would be exempt from the excise tax thereunder, such Award, vesting, issuance or payment of an Award shall be delayed and shall be effected on the first business day of the seventh calendar month following the Participant’s separation from service, or, if earlier upon Participant’s death. Notwithstanding anything to the contrary contained herein, the Company shall have no liability whatsoever to any Participant or any other person in the event that any Award vesting, issuance or payment of an Award is determined to be subject to, and is not in compliance with, Section 409A.

11.   Effect of Changes in Control and Changes in Common Stock Subject to the Plan.
(a)   Effects of Change in Control.
(1)
Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control.

(2)
At the time of a Change in Control which does not constitute a Transaction, any or all outstanding Options may, in the discretion of the Board and without the individual consent of a Participant, be cancelled, in exchange for which cancellation the Participant shall receive a cash payment in an amount equal to the excess of the Market Value at the time of the Change in Control of the Shares subject to such Option over the Exercise Price of such Options, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant.

(3)
In the event there is a Transaction, all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Board of Directors shall in its sole and absolute discretion determine whether the holder of each Award so surrendered shall receive—

(A)
for each Share then subject to an outstanding Award, an Award for the number and kind of shares (or amount of cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of an Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit; or

(B)
the number and kind of shares (or amount cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit; or

(C)
a cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit.

(b)   Recapitalizations; Stock Splits, Etc.   The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price of Options or the amount, if any, payable in respect of an Award of Shares of Restricted Stock or Restricted Stock Units, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company. In the event that any such adjustment would result in a Participant being entitled to exercise for or receive a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise or vesting of such Award shall be rounded down to the next whole share, and such fraction cancelled, and the Participant shall not be entitled to any payment, compensation or alternative award in lieu thereof.
(c)   Special Rule for ISOs.   Any adjustment made pursuant to subsections (a)(3)(A) or (b) of this section shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.
(d)   Conditions and Restrictions on New, Additional, or Different Shares or Securities.   If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new,

additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares issued pursuant to the Award before the adjustment was made.
(e)   Other Issuances.   Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, Exercise Price, in the case of Options, or other amount, if any, payable in the case of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit, then subject to Awards or reserved for issuance under the Plan.
12.
Non-Transferability of Awards.

(a)   ISOs, and prior to their vesting, Restricted Stock and Restricted Stock Units, may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.
(b)   Non-ISO’s may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.
13.   Time of Granting Awards.   The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award (or the later date indicated in the Committee’s action making the award) and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonably prompt period after the date of such grant.
14.   Effective Date.   The Plan shall be effective as of June 26, 2008, the date on which the Plan was initially approved by the shareholders of the Company.
15.   Approval by Stockholders.   The Plan shall be approved by shareholders of the Company within twelve (12) months of the date on which this Plan is approved by the Board.
16.   Modification of Awards.   At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award. Regardless of any other provision of this Plan or an Agreement, neither the Board or the Committee may reprice (as defined under rules of the New York Stock Exchange or The NASDAQ Stock Market) any Award unless the repricing is approved in advance by the shareholders of the Company.
17.   Amendment and Termination of the Plan.   The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Section 4 or to extend the term of the Plan, or to make any other change which may be required under the listing requirements of any national securities exchange upon which the Company’s common stock is listed. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.
18.   Reservation of Shares.   The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.
19.   Withholding Tax.   The Company’s obligation to deliver Shares upon exercise or vesting of Awards (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.
20.   No Employment or Other Rights.   In no event shall a Director’s or Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director or Employee or any other party to continue service with the Company or any Affiliate of such corporations. No Director or Employee shall have a right to be granted an Award or, having received an Award, the right to be granted an additional Award.
21.   Governing Law.   The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

[PROXY CARD]
FVCBankcorp, Inc.
Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2022
David W. Pijor and Patricia A. Ferrick, or either of them, each with the power of substitution, are hereby authorized to represent and vote, as designated on the reverse side, all shares of common stock of FVCBankcorp, Inc. (the “Company”) which the undersigned is/are entitled to vote, at the Company’s Annual Meeting of Shareholders to be held on May 18, 2022 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the shareholder.  If no such directions are indicated, this proxy will be voted FOR the election of each of the nominees for election to the Board of Directors listed in Proposal 1 and FOR Proposals 2 and 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on the reverse side)

Annual Meeting of Shareholders of
FVCBANKCORP, INC.
May 18, 2022
Please Detach and Mail in the Envelope Provided
Using a black ink pen, mark your votes as in this example.   ☒
Please do not write outside the designated areas.
PROPOSALS — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.
 1.
Election of Directors:

	FOR	WITHHOLD
Nominees:
David W. Pijor	☐	☐
L. Burwell Gunn	☐	☐
Morton A. Bender	☐	☐
Patricia A. Ferrick	☐	☐
Meena Krishnan	☐	☐
Scott Laughlin	☐	☐
Thomas L. Patterson	☐	☐
Devin Satz	☐	☐
Lawrence W. Schwartz	☐	☐
Sidney G. Simmonds	☐	☐
Daniel M. Testa	☐	☐
Philip “Trey” R. Wills III	☐	☐
Steven M. Wiltse	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Amendment to the Company’s Amended and Restated 2008 Stock Plan. The proposal to increase the number of shares available for issuance under the Plan by 200,000.	☐	☐	☐
3.	Ratification of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2022.	☐	☐	☐
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Signature	Signature
Dated:	Dated: